Exhibit 10.2

Loan Agreement

This Loan Agreement (this “Agreement”) is made as of May 31, 2026, by and between Cumberland Coal Corporation, a Delaware corporation (“Borrower”), and Range Cumberland, LLC, an Ohio limited liability company (“Lender”). Borrower and Lender hereby agree as follows:

1. Background.

1.1. Recitals. Borrower desires to borrow funds and obtain other financial accommodations from Lender and Lender is willing to extend such financial accommodations to Borrower under the terms and conditions set forth herein.

2. Loan and Term.

2.1. Loan and Note. Subject to the terms and conditions hereof and in reliance upon the representations and warranties of Borrower herein, Lender agrees to make advances to Borrower (each an “Advance”) up to the maximum principal amount of Four Million and 00/100 Dollars ($4,000,000.00) (collectively, the “Loan”), subject to the terms and conditions set forth in this Agreement. Borrower shall duly execute, issue, and deliver to Lender the Draw Note executed by Borrower (the “Note”) payable to the order of Lender to evidence the borrowing.

2.2. Loan Term. The entire outstanding principal balance of the Note, together with all accrued interest, shall become due and payable as provided for in the Note.

2.3. Interests. The outstanding principal balance of the Loan shall bear interest at the rate, and shall be payable at the times, set forth in the Note. Interest shall accrue on all amounts outstanding under the Loan in accordance with the terms of the Note. Lender may, in its sole discretion, elect to permit accrued interest to be paid in kind and capitalized to principal as provided in the Note.

2.4. Maximum Interest. In no event shall the interest rate and other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Lender has received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Loan, other than interest, in the inverse order of maturity, and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there are no amounts outstanding under the Note, Lender shall refund to Borrower such excess.

2.5. Costs. Borrower shall pay to Lender any and all costs and expenses (including, without limitation, reasonable Attorneys’ Fees, court costs, litigation and other expense) incurred or paid by Lender in documenting, processing and closing this Loan, and in establishing, maintaining, protecting or enforcing any of Lender’s rights or Borrower’s Obligations, including, without limitation, UCC searches and UCC filing fees, any and all such costs and expenses incurred or paid by Lender in defending Lender’s title or right to the Collateral or in enforcing its right to the Collateral, and all costs of filing any of the Loan Documents and financing, continuation or termination statements with respect to any Collateral.

3. Conditions Precedent to Closing; Advances.

3.1. Closing. Lender shall not be obligated to close the Loan to Borrower under this Agreement, unless the following conditions precedent shall have been satisfied, except as otherwise allowed for herein:

(a) That Lender has received all of the items set forth in Section 3.2 hereof.

(b) That the representations and warranties made in this Agreement shall be true and correct as and on the Effective Date.

(c) That there shall be no Defaults or Events of Default under this Agreement or the Loan Documents.

(d) That all costs and expenses are paid as due pursuant to the terms of this Agreement.

3.2. Required Items. The items to be delivered to Lender by Borrower as required by Section 3.1(a) shall include but not be limited to:

(a) The Note in the form attached hereto as Exhibit A and the Security Agreement in the form attached hereto as Exhibit B, in each case duly executed by Borrower and any other party thereto, as applicable, and delivered to Lender.

(b) The Organizational Documents.

(c) Copies of any existing leases, including, but not limited to (i) that certain Coal Mining Lease, effective July 1, 2025, by and between Borrower and ACIN LLC and (ii) that certain Coal Lease, effective August 22, 2025, by and between Borrower and Penn Virginia Operating Co., LLC (including any amendments to the foregoing, collectively, the “Leases”).

(d) Such other certificates and documents as Lender shall reasonably request.

3.3 Conditions to Each Advance. Upon execution and delivery of this Agreement and the Loan Documents, Lender may disburse Advances to pay Lender’s costs and expenses and the professional fees of Lender’s attorneys and other professionals. Lender shall have no obligation to make additional Advances unless, as to each such loan, the following statements shall be true and correct:

(a) At least three (3) business days prior to the requested funding date, Lender shall have received a draw request, duly executed by Borrower and substantially in the form of Exhibit C (each a “Draw Request”). Borrower may submit no more than one (1) Draw Request in any calendar month.

(b) Each of the representations and warranties contained herein and in the Loan Documents shall be correct in all material respects, and each shall be deemed to be reaffirmed as of the date of each such Advance;

(c) No event shall have occurred and be continuing, or would result from such Advance, which constitutes an Event of Default, or would constitute an Event of Default but for the requirement that notice be given or lapse of time or both; and

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(d) The aggregate unpaid principal amount of the Advance after giving effect to such distribution shall not violate the lending limits set forth in Section 2.1 of this Agreement.

The acceptance by Borrower of the proceeds of each Advance shall be deemed to constitute a representation and warranty by Borrower that the conditions in this Section 3.3 of the Agreement, other than those that have been waived in writing by Lender, have been satisfied.

3.4. Use of Borrowings. Borrower shall use the borrowing only for business purposes and for the purpose of closing this Loan, paying the Lender’s costs and expenses, and other professional fees.

4. Representations And Warranties. Borrower hereby warrants and represents to Lender for the purpose of inducing Lender to make the Loan the following:

4.1. Organization and Qualification. Borrower is duly organized, validly existing and in good standing under the laws of the State of its incorporation, organization or formation, has the power and authority to carry on its business and to enter into and perform all documents relating to this loan transaction, and is qualified and licensed to do business in each jurisdiction in which such qualification or licensing is required. All information provided to Lender with respect to Borrower and its operations is true and correct.

4.2. Due Authorization. The execution, delivery and performance by Borrower of the Loan Documents have been duly authorized by all necessary action, and shall not contravene any law or any governmental rule or order binding on Borrower, or the Organizational Documents of Borrower, nor violate any agreement or instrument by which Borrower is bound nor result in the creation of a Lien on any assets of Borrower except the Lien granted to Lender herein. Borrower has duly executed and delivered to Lender the Loan Documents and they are valid and binding obligations of Borrower enforceable according to their respective terms, except as limited by equitable principles and by bankruptcy, insolvency or similar laws affecting the rights of creditors generally. No notice to, or consent by, any governmental body is needed in connection with this transaction.

4.3. Litigation. Except as disclosed to Lender in writing, there are no suits or proceedings pending or threatened against or affecting Borrower, and no proceedings before any governmental body are pending or threatened against Borrower except as otherwise specifically disclosed to Lender on or prior to the Effective Date.

4.4. Business. Except as disclosed to Lender in writing, Borrower is not a party to or subject to any agreement that is in default or restriction that or an agreement which if in default may have a material adverse effect on Borrower’s business, properties or prospects.

4.5. Licenses, etc. Borrower has obtained any and all licenses, permits, franchises, governmental authorizations, intellectual property rights, or other rights necessary for the ownership of its properties and the advantageous conduct of its business. Borrower possesses adequate licenses, permits, franchises, governmental authorizations, and intellectual property rights to continue to conduct its business as heretofore conducted by it, without any conflict with the rights of any other person or entity. All of the foregoing are in full force and effect and none of the foregoing are in known conflict with the rights of others.

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4.6. Laws. Borrower is in material compliance with all laws, regulations, rulings, orders, injunctions, decrees, conditions or other requirements applicable to or imposed upon Borrower by any law or by any governmental authority, court or agency.

4.7. Title. Borrower has good and marketable title to the assets reflected on the most recent balance sheet submitted to Lender, free and clear from all Liens and encumbrances of any kind, except for Permitted Liens.

4.8. No Defaults. Except as disclosed to Lender in writing, Borrower is in compliance with all material agreements applicable to it and there does not now exist any default or violation by Borrower of or under any of the terms, conditions or obligations of (a) its Organizational Documents, (b) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement or other instrument to which Borrower is a party or by which it is bound, or (iii) the Leases.

4.9. Subsidiaries and Partnerships. Borrower has no Subsidiaries and is not a party to any partnership agreement or joint venture agreement.

4.10. ERISA. Borrower and all individuals or entities that, along with Borrower, would be treated as a single employer under ERISA or the Internal Revenue Code of 1986, as amended (an “ERISA Affiliate”), are in compliance with all of their obligations to contribute to any “employee benefit plan” as that term is defined in Section 3(3) of ERISA. Borrower and each of its ERISA Affiliates are in full compliance with ERISA, and there exists no event described in Section 4043(b) thereof (“Reportable Event”).

4.11. Financial Condition. All Financial Statements and information relating to Borrower which have been or may hereafter be delivered by Borrower to Lender are true and correct. Borrower has no material obligations or liabilities of any kind not disclosed in that financial information, and there has been no material adverse change in the financial condition of Borrower nor has Borrower suffered any damage, destruction or loss which has adversely affected its business or assets since the submission of the most recent financial information to Lender.

4.12. Solvency. Borrower is Solvent and upon consummation of the transactions contemplated herein will be Solvent. “Solvent” means that: (a) the total amount of Borrower’s assets is in excess of the total amount of its liabilities (including contingent liabilities), at a fair valuation; (b) Borrower does not have unreasonably small capital for the business and transactions in which Borrower is engaged or is about to engage; and (c) Borrower does not intend to or believe it will incur obligations beyond its ability to pay as they become due.

5. Covenants.

5.1. Affirmative Covenants. Borrower agrees that from the date of execution of this Agreement until the Obligations have been fully paid it will:

(a) Books and Access. Maintain proper books of account and other records and enter therein complete and accurate entries and records of all its transactions in accordance with generally accepted accounting principles and give representatives of Lender access thereto at all reasonable times, including permission to examine, copy and make abstracts from any of such books and records and such other information which might be helpful to Lender in evaluating the status of its Loans as it may from time to time reasonably request and Borrower will make available to Lender for examination copies of any reports, statements or returns which Borrower may make to or file with any governmental department, bureau or agency, federal or state.

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(b) Financial Statements. Furnish Lender (a) within 60 days after the end of each quarter Borrower’s internally prepared Financial Statements for such quarter, and (b) within 120 days after the end of each fiscal year Borrower’s internally prepared Financial Statements for such fiscal year. Financial Statements shall be made in accordance with generally accepted accounting principles applied consistent with past practice.

(c) Tax Returns. Furnish to Lender, as soon as available and in any event within thirty (30) days after filing, a complete copy of Borrower’s federal income tax returns for each fiscal year, including all schedules. If Borrower has obtained an extension of time to file such tax returns, Borrower shall provide Lender with a copy of such extension promptly after filing.

(d) Pay Indebtedness. Pay and discharge when due all indebtedness and all taxes, assessments, charges, levies and other liabilities imposed upon Borrower, its income, profits, property or business, except those which currently are being contested in good faith by appropriate proceedings and for which Borrower will have set aside adequate reserves or made other adequate provision with respect thereto but any such disputed item will be paid forthwith upon the commencement of any proceeding for the foreclosure of any lien which may have attached with respect thereto, unless Borrower will have received an opinion from its legal counsel that such proceeding is without merit.

(e) Continue Operations. Continue in operation in substantially the same manner as at present, except where such operation is rendered impossible by a fire, strike or other events beyond its control; maintain its existence as a corporation; refrain from entering into any lines of business substantially different from the business activities in which Borrower is presently engaged; keep their properties and all Collateral in good operating condition and repair; and make all necessary and proper repairs, renewals, replacements, additions and improvements thereto.

(f) Insurance. Maintain insurance with reputable insurers against loss or damage to its real and personal property by fire, windstorm and other hazards customarily insured against, in such amounts and with such coverage as required by Lender, and maintain public liability insurance in such amounts as required by Lender. Such insurance shall name Lender as loss payee (with respect to property insurance) and as an additional insured under endorsements reasonably satisfactory to Lender, and shall provide for at least thirty (30) days’ prior written notice to Lender of cancellation or material modification. Upon request, Borrower shall deliver certificates of insurance and summaries of coverage to Lender.

(g) Compliance with Applicable Laws. Comply with all laws applicable to Borrower and to the operation of its business and do all things necessary to maintain, renew and keep in full force and effect its corporate existence and all permits, governmental authorizations, patents, trademarks, copyrights, franchises or other rights necessary to enable it to continue its business. Borrower shall immediately notify Lender of any violation of any rule, regulation, statute, ordinance, order or law relating to the public health or the environment and of any complaint or notifications received by Borrower relating to any environmental or safety and health rule, regulation, statute, ordinance or law.

(h) Use of Proceeds. Use the proceeds of the Loans for the purposes specified in Section 3.

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(i) Access to Collateral. Borrower shall give Lender reasonable access to the Collateral and the other property securing the Obligations for the purpose of performing examinations thereof and to verify its condition or existence.

(j) Knowledge of Defaults. Borrower shall, within three (3) days of its knowledge thereof, give written notice to Lender of: (a) the occurrence of any event or the existence of any condition which would be an Event of Default, and (b) the occurrence of any event or the existence of any condition which would prohibit or limit the ability of Borrower to reaffirm any of the representations or warranties, or to perform any of the covenants, set forth herein.

(k) Fees and Costs. Borrower shall reimburse Lender on demand for all reasonable fees, costs and expenses (including reasonable attorneys’ fees and other professional fees) incurred by Lender in connection with (a) the preparation, negotiation, administration, amendment or enforcement of the Loan Documents and any related documents or filings, whether or not any transaction is consummated, and (b) the protection or enforcement of Lender’s rights and remedies under the Loan Documents, including in any bankruptcy, insolvency or other proceeding. If Borrower fails to pay such amounts upon demand, Lender may pay such amounts and add them to the Obligations, and such amounts shall accrue interest from the date incurred at the rate set forth in the Note. This provision shall survive repayment of the Obligations and termination of this Agreement.

(l) Failure to Pay. If Borrower fails to pay any tax, assessment, governmental charge or levy or to maintain insurance within the time permitted or required by this Agreement, or to discharge any Lien prohibited hereby, or to comply with any other Obligation, Lender may, but shall not be obligated to, pay, satisfy, discharge or bond the same for the account of Borrower. To the extent permitted by law and at the option of Lender, all monies so paid by Lender on behalf of Borrower shall be deemed Obligations and Borrower’s payments under this Agreement may be increased to provide for payment of such Obligations plus interest thereon.

(m) Further Assurances. Borrower shall execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, any and all such further assurances and other agreements or instruments, and take or cause to be taken all such other action, as shall be reasonably necessary from time to time to give full effect to the Loan Documents and the transactions contemplated thereby.

(n) Compliance. Borrower will at all times comply with all covenants and conditions in the Loan Documents to which it is a party.

(o) Ordinary Course of Business. Borrower shall at all times maintain its business and operations in a commercially reasonable manner and in the ordinary course.

5.2. Negative Covenants. Borrower covenants and agrees that from the date of execution of this Agreement until all Obligations have been fully paid, it will not without Lender’s prior written consent:

(a) Incur Indebtedness. Incur any indebtedness other than: (i) the Loans and any subsequent indebtedness to Lender; (ii) open account obligations incurred in the ordinary course of business having maturities of less than 90 days unless in the ordinary course of business extended maturities are available; (iii) existing indebtedness disclosed on Borrower’s Financial Statements; (iv) indebtedness secured by Permitted Liens.

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(b) Create Liens. Create, assume or permit to exist any mortgage, pledge, encumbrance or other security interest or lien upon any assets now owned or hereafter acquired by them or enter into any arrangement for the acquisition of property subject to any conditional sales agreement except for Permitted Liens.

(c) Guarantee. Guarantee, endorse, or become contingently liable for the obligations of any person, firm, or corporation, except in connection with the endorsement and deposit of checks in the ordinary course of business for collection.

(d) Change of Name; Jurisdiction; Organizational Form; Location. (i) Change its legal name or any trade name used to conduct its business, (ii) change its jurisdiction of incorporation or its chief executive office, (iii) change its organizational form or legal structure or (iv) a material change in the location of the Collateral, in each case except as disclosed in writing to Lender at least ten (10) days prior to such change.

(e) Additional Securities. Issue any additional securities of any description, including but not limited to stock, shares of stock, limited liability company interests, partnership interests or warrants, options or rights to purchase its securities.

(f) Capital Stock. Purchase, retire, redeem or otherwise acquire for value, directly or indirectly, any shares of its capital stock now or hereafter outstanding.

(g) Distributions. Declare or pay any dividend or distributions (except stock dividends) on its capital stock or make any payments of any kind to its shareholders (including, without limitation, debt repayments, payments for goods or services or otherwise, but excluding ordinary salary and bonus payments to shareholders employed by Borrower).

(h) Guarantee for Affiliates. Directly or indirectly issue any guarantee for the benefit of any of its Affiliates; directly or indirectly make any loans or advances to, or investments in, any of its Affiliates; enter into any transaction with any of its Affiliates, other than transactions entered into in the ordinary course of business upon fair and commercially reasonable terms determined by Lender to be no less favorable to Borrower than could be obtained in a comparable arms-length transaction with an unaffiliated person; or divert (or permit anyone to divert) any of its business opportunities to any Affiliate or any other corporate or business entity in which Borrower or its shareholders holds a direct or indirect interest.

(i) Purchase Stock. Purchase or hold beneficially any stock, other securities or evidences of indebtedness of, make any loans or advances to, or make any investment or acquire any interest whatsoever in, any other person, firm or corporation outside the ordinary course of business for Borrower.

(j) Change Ownership, Merge or Consolidate. Take any action that does or will result in a change of ownership of twenty-five percent (25%) or more of Borrower or merge or consolidate with or into any other entity or lease, sell or otherwise dispose of all, or substantially all, of its property, assets and business.

(k) Patriot Act. (a) Be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Lender from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, or (b) fail to provide documentary and other evidence of Borrower’s identity as may be requested by Lender at any time to enable Lender to verify Borrower’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

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(l) Lease. Enter into any lease of real or personal property other than the Leases, or amend, modify, terminate or assign any of the Leases, or otherwise become liable under any lease (whether by assignment, guaranty or otherwise).

6. Events of Default and Remedies.

6.1. Events of Default. Upon the occurrence of any of the following events (each, an “Event of Default”), Lender may, at its option, without any demand or notice whatsoever other than as set forth, declare the Note and all Obligations to be fully due and payable in their aggregate amount, together with accrued interest and all prepayment premiums, fees, and charges applicable thereto:

(a) Any failure to make any payment when due of principal or accrued interest on the Note or any other Obligation.

(b) Any representation or warranty of Borrower set forth in this Agreement, the Note or in any agreement, instrument, document, certificate or financial statement evidencing, guarantying, securing or otherwise related to, this Agreement, the Note or any other Obligation shall be materially inaccurate or misleading.

(c) Borrower shall fail to observe or perform any other term or condition of this Agreement, the Note or any other term or condition set forth in any agreement, instrument, document, certificate or financial statement evidencing, guarantying or otherwise related to this Agreement, the Note or any other Obligation, or Borrower shall otherwise default in the observance or performance of any covenant or agreement set forth in any of the foregoing.

(d) The dissolution of Borrower or the merger or consolidation of Borrower with a third party, or the lease, sale or other conveyance of a material part of the assets or business of Borrower to a third party outside the ordinary course of its business, or the lease, purchase or other acquisition of a material part of the assets or business of a third party by any of the foregoing.

(e) The creation of any Lien (except Permitted Liens) on, the institution of any garnishment proceedings by attachment, levy or otherwise against, the entry of a judgment against, or the seizure of, any of the property of Borrower or any endorser or any guarantor hereof including, without limitation, any property deposited with Lender.

(f) In the reasonable judgment of Lender, any material adverse change occurs in the existing or prospective financial condition of Borrower that may affect the ability of Borrower to repay the Obligations, or Lender deems itself insecure, which is not rectified to the satisfaction of Lender after written notice thereof is sent from Lender to Borrower.

(g) A commencement by Borrower or any endorser or any guarantor of the Obligations of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or the entry of a decree or order for relief in respect of Borrower or any endorser or any guarantor of the Obligations in a case under any such law or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Borrower or any endorser or any guarantor of the Obligations, or for any substantial part of the property of Borrower or any endorser or any guarantor of the Obligations, or ordering the wind-up or liquidation of the affairs of Borrower or any endorser or any guarantor of the Obligations; or the filing of a petition initiating an involuntary case under any such bankruptcy, insolvency or similar law; or the making by Borrower or any endorser or any guarantor of the Obligations of any general assignment for the benefit of creditors; or the failure of Borrower or any endorser or any guarantor of the Obligations generally to pay its debts as such debts become due; or the taking of action by Borrower or any endorser or any guarantor of the Obligations in furtherance of any of the foregoing.

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(h) Any sale, conveyance or transfer of any rights in the Collateral securing the Obligations, or any destruction, loss or damage of or to the Collateral in any material respect.

(i) Any other material adverse impairment of the value of, or Lender’s security interest in, the Collateral.

(j) Borrower shall default in the payment or performance of any indebtedness or other obligation owing to any third party, which default results in the acceleration of such indebtedness or permits the holder thereof to accelerate the same.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in subsection (g), the Note and all Obligations shall automatically become immediately due and payable without any declaration, notice or other act by Lender.

6.2. Remedies. If any Event of Default shall occur and be continuing, Lender may, in addition to the rights and remedies set forth below, exercise any and all rights and remedies available to it under this Agreement, the other Loan Documents, and applicable law, all of which rights and remedies shall be cumulative:

(a) Lender may terminate its commitment to lend hereunder (if still in existence), declare all Obligations to be due and payable forthwith, whereupon they shall forthwith become due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower;

(b) Lender may set off against the Obligations and all Collateral of Borrower then or thereafter in the possession of Lender.

(c) Lender may resort to the rights and remedies of a secured party under the Uniform Commercial Code including the right to enter any premises of Borrower, with or without legal process and take possession of the Collateral and remove it and any records pertaining thereto and/or remain on such premises and use it for the purpose of collecting, preparing and disposing of the Collateral.

(d) Lender may ship, reclaim, recover, store, finish, maintain and repair the Collateral, and may sell the Collateral at public or private sale, and Borrower shall be credited with the net proceeds of such sale only when they are actually received by Lender; any requirement of reasonable notice of any disposition of the Collateral shall be satisfied if such notice is sent to Borrower ten (10) days prior to such disposition.

(e) Borrower shall upon request of Lender assemble the Collateral and any records pertaining thereto and make them available at a place designated by Lender.

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(f) Lender may use, in connection with any assembly or disposition of the Collateral, any trademark, trade name, trade style, copyright, patent right, trade secret or technical process used or utilized by Borrower.

(g) Lender may take such measures as Lender may deem necessary or advisable to preserve, collect, process, develop, maintain, protect, care for or insure the Collateral or any portion thereof; and Borrower irrevocably appoints Lender as Borrower’s attorney-in-fact to do all acts and things in connection therewith and in particular, to endorse checks and other instruments payable to Borrower.

6.3. No Remedy Exclusive. No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other remedy given under this Agreement or any of the Loan Documents or now or hereafter existing at law or in equity or by statute.

6.4. Agreement to Pay Attorney’s Fees and Other Expenses. In the event Borrower should default under any of the provisions of this Agreement and Lender should employ attorneys or incur other expenses including, but not limited to, appraisal and title fees, for the collection of the Note or the enforcement of performance or observance of any Obligation or agreement on the part of Borrower contained in this Agreement and the Loan Documents or in or represented by the Note, Borrower shall on demand therefor reimburse Lender’s Attorneys’ Fees.

6.5. Delays and Waiver. No delay or omission to exercise any right shall impair any such right or be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. Any waiver of a breach of this Agreement shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

7. Miscellaneous Provisions.

7.1. Definitions. All capitalized terms used herein or in an Exhibit hereto and not expressly defined herein shall have the meanings set forth for them below. All financial terms used in this Agreement, other than those defined in this Agreement, shall have the meanings given to them by generally accepted accounting principles. All other undefined terms shall have the meanings given to them in the Uniform Commercial Code.

“Affiliate” will mean, as to Borrower, any person or entity which, directly or indirectly, is in control of, is controlled by or is under common control with, Borrower.

“Agreement” will mean this Loan Agreement and any amendments, modifications, restatements or superseding documents thereof or thereto.

“Attorneys’ Fees” will mean the reasonable value of the services (and all costs and expenses related thereto) of the attorneys (and all paralegals and other staff employed by such attorneys) employed by Lender from time to time to: (i) take any action in or with respect to any suit or proceedings (bankruptcy or otherwise) relating to the Collateral or this Agreement; (ii) protect, collect, lease or sell, any of the Collateral; (iii) attempt to enforce any lien on any of the Collateral or to give any advice with respect to such enforcement; (iv) enforce any of Lender’s rights to collect any of the Obligations; (v) give Lender advice with respect to this Agreement, including but not limited to advice in connection with any default, workout or bankruptcy, (vi) prepare any amendments, restatements, amendments or waivers to this Agreement or any of the documents executed in connection with any of the Obligations.

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“Bankruptcy Code” will mean 11 U.S.C. Section 101 et seq. as amended from time to time.

“Borrower” will mean Borrower and its successors and assigns, including but not limited to any receiver, custodian, and trustee or debtor-in-possession.

“Effective Date” will mean the date on which this Agreement is executed.

“Collateral” will mean any property, real or personal, tangible or intangible, now or in the future securing the Obligations, including but not limited to the property covered by the Security Documents and as may be further defined in the Loan Documents. For the avoidance of doubt, “Collateral” shall include fixtures to the extent constituting personal property and shall be subject to the Security Documents, including any fixture filings made in connection therewith.

“Default” or “Event of Default” will mean any event or condition that with the passage of time or giving of notice, or both, would constitute (a) an event of default under any of the documents evidencing any of the Obligations or (b) a default under any of such documents that do not have a defined set of events of default.

“ERISA” will mean the Employee Retirement Income Security Act of 1974, and any regulations promulgated thereunder from time to time, as amended or as may be replaced by successor statute.

“Financial Statements” will mean Borrower’s balance sheet and income statement, statement of cash flows and reconciliation of net worth.

“Lien” will mean any security interest, mortgage, pledge, assignment, lien or other encumbrance of any kind, including interests of vendors or lessors under conditional sale contracts or capital leases.

“Loan Documents” will mean any and all documents or agreements executed by any party evidencing or securing any of the Obligations, including, but not limited to the Note, the Security Documents and each and every document ancillary thereto; and “Loan Document” means any one of the Loan Documents.

“Obligation(s)” will mean all loans, advances, indebtedness and each and every other obligation or liability of Borrower owed to Lender, however created, of every kind and description whether now existing or hereafter arising and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, participated in whole or in part, created by trust agreement, lease overdraft, agreement or otherwise, whether or not secured by additional Collateral, whether originated with Lender or owed to others and acquired by Lender by purchase, assignment or otherwise, and including, without limitation, all loans, advances, indebtedness and each and every obligation or liability arising under the Loan Documents or any other loan document now or hereafter issued by Lender for the benefit of or at the request of Borrower, all obligations to perform or forbear from performing acts, and agreements, instruments and documents evidencing, guarantying, securing or otherwise executed in connection with any of the foregoing, together with any amendments, modifications and restatements thereof, and all expenses and Attorneys’ Fees incurred by Lender hereunder or any other document, instrument or agreement related to any of the foregoing.

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“Organizational Documents” will mean the documents necessary for the formation of an entity, which will include the Articles or Certificate of Incorporation and Bylaws.

“Permitted Liens” will mean:

(i) liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which it has set aside on its books adequate reserves to the extent required by generally accepted accounting principles;

(ii) deposits under workers’ compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

(iii) liens imposed by law, such as carriers’ warehousemen’s or mechanics’ liens, incurred by it in good faith in the ordinary course of business, and liens arising out of a judgment or award against it with respect to which it will currently be prosecuting an appeal, a stay of execution pending such appeal having been secured;

(iv) liens in favor of Lender;

(v) reservations, exceptions, encroachments and other similar title exceptions or encumbrances affecting real properties, provided such do not materially detract from the use or value thereof as used by the owner thereof;

(vi) attachment, judgment and similar liens provided that execution is effectively stayed pending a good faith contest;

(vii) liens arising in connection with a purchase money security interest; and

(viii) other liens consented to in writing by Lender, so long as no default or event of default exists with respect to the obligations secured by such liens.

“Security Documents” will mean the agreements, pledges, mortgages, guaranties, or other documents delivered by or to Borrower or any other person or entity to Lender previously, now or in the future to encumber the Collateral in favor of Lender, and all amendments thereto and restatements thereof, including, but not limited to, the Security Agreement and any applicable UCC financing statements.

“Subsidiaries” will mean (i) any entity 25% or more of whose voting shares is directly or indirectly owned or controlled by Borrower, or is held by it with power to vote; (ii) any entity the election of a majority of whose directors or managers is controlled in any manner by Borrower; or (iii) any entity with respect to the management or policies of which Borrower has the power, directly or indirectly, to exercise a controlling influence.

“UCC” or “Uniform Commercial Code” shall mean that version of the Uniform Commercial Code adopted by the State whose law has been chosen as governing law.

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7.2. Waiver of Borrower. Demand, presentment, protest and notice of dishonor, notice of protest and notice of default are hereby waived by Borrower, and any endorser or any guarantor hereof. Each of Borrower, including but not limited to all co-makers and accommodation makers of the Note, hereby waives relief under valuation and appraisement laws and all suretyship defenses including but not limited to all defenses based upon impairment of Collateral and all suretyship defenses described in Section 3-605 of the Uniform Commercial Code. Such waiver is entered to the full extent permitted by Section 3-605 (i) of the UCC.

7.3. Severability and Interpretation. If any part of this Agreement or the application thereof to any person or circumstance is held invalid, the remainder of this Agreement shall not be affected thereby. Unless the context otherwise indicates, the singular includes the plural and vice versa, the masculine includes the feminine and neuter, and the pronouns “herein” and the like refer to this entire Agreement.

7.4. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto; however, Borrower may not assign any of its or their rights or delegate any of its or their obligations hereunder. Lender (and any subsequent assignee) may transfer and assign this Agreement and the Collateral to the assignee, who shall thereupon have all of the rights of Lender; and Lender (or such subsequent assignee who in turn assigns as aforesaid) shall then be relieved and discharged of any responsibility or liability with respect to this Agreement and said Collateral. Lender may also assign partial interests or participation in this Agreement and the Loan to other persons. Lender may disclose to all prospective and actual assignees and participants all financial, business and other information about Borrower which Lender may possess at any time. This Agreement, and all of the understandings, agreements, representations and warranties contained herein are solely for the benefit of the parties hereto, and there are no other parties who are intended to be benefited in any way whatsoever by this Agreement.

7.5. Notices. All notices addressed as above shall be deemed to have been properly given (i) if served in person, upon acceptance or refusal of delivery; (ii) if mailed by certified or registered mail, return receipt requested, postage prepaid, on the third (3rd) day following the day such notice is deposited in any post office station or letter box; or (iii) if sent by recognized overnight courier, on the first (1st) day following the day such notice is delivered to such carrier. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Such notices shall be addressed to the addresses set forth below or as such party may from time to time designate by written notice to the other parties. Either party by notice to the other in the manner provided herein may designate additional or different addresses for subsequent notices or communications:

To Borrower(s):	Cumberland Coal Corporation 2000 Auburn Drive, Suite 200 Beachwood, Ohio 44122 Attention: James Davidson, President

To Lender:	Range Cumberland, LLC 200 Park Avenue, Suite 400 Orange Village, Ohio 44122 Attention: Michael Cavanaugh, CEO

with copy to:

UB Greensfelder LLP 1660 West 2nd Street, Suite 1100 Cleveland, OH 44113-1406 Attention: Kristin Walker Boose

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7.6. Complete Agreement; Counterparts. This Agreement is the complete agreement of the parties hereto and supersedes all previous understandings and agreements relating to the subject matter hereof; this Agreement may be amended only by an instrument in writing which explicitly states that it amends this Agreement and is signed by the party against whom enforcement of the amendment is sought. The section headings herein are included for convenience only and shall not be deemed to be a part of this Agreement. This Agreement may be executed in counterparts, each of which will be an original and all of which will constitute a single agreement. A photocopy of this executed Agreement or any other Loan Document shall be effective and enforceable as if such photocopy is an original.

7.7. Time is of the Essence. Time is of the essence in carrying out all of the provisions in this Agreement.

7.8. Governing Law; Consent to Jurisdiction. This Agreement is delivered in, is intended to be performed in, will be construed and enforceable in accordance with and governed by the internal laws of, the State of Ohio, without regard to principles of conflicts of law. Borrower agrees that the state and federal courts in the County where Lender is located or any other court in which Lender initiates proceedings shall have exclusive jurisdiction over all matters arising out of this Agreement, and that service of process in any such proceeding shall be effective if mailed to Borrower at the address set forth herein.

7.9. Jury Waiver. BORROWER HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.10. Assignment. Lender may pledge or otherwise hypothecate or may assign, in whole or in part, this Agreement and any of its rights and security hereunder, the Note and all of the other Loan Documents to any other Person; provided that all of the provisions of this Agreement shall continue to apply to the Loan and the Note. In the event of such assignment, it shall be deemed an act by Lender in compliance with this Agreement and to have been made in pursuance of this Agreement and not to be in modification hereof, and the Advances made by any such assignee shall be evidenced by the Note, and shall be secured by the Loan Documents and each one of them. In the case of any such transfer by Lender, whether by assignment, issuance of participations, pledge, or hypothecation, Borrower will accord full recognition thereto and agrees that all rights and remedies of Lender in connection with the interest so transferred shall be enforceable against Borrower by any such assignee with the same force and effect and to the same extent as the same would have been enforceable by Lender but for such transfer. Lender shall make reasonable efforts to provide written notice to Borrower of any assignment hereunder.

7.11. Duration of Agreement. Borrower’s agreements hereunder, including, without limitation, Borrower’s agreements relating to maintenance of insurance, shall remain in effect after the Loan is fully disbursed so long as any amounts under the Note are outstanding.

7.12. Survival. The representations, warranties, acknowledgments, and agreements set forth herein shall survive the date of this Agreement.

7.13. Further Performance. Borrower, whenever and as often as it shall be requested by Lender, shall execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered to Lender, such further instruments and documents, and do any and all things as may be requested, in order to carry out the intent and purpose of this Agreement and the other Loan Documents.

7.14. Indemnity. Except to the extent caused by any Indemnitees’ gross negligence or willful misconduct, Borrower hereby agrees to indemnify Lender and its shareholders, directors, members, officers, employees and agents (collectively, the “Indemnitees”) and hold Lender and such other Indemnitees harmless from and against any liability, loss, or damage suffered or incurred by Lender or such other Indemnitees as the result of (a) Borrower’s failure to observe, perform or discharge any of Borrower’s duties under any of the Loan Documents, (b) any misrepresentation made by or on behalf of Borrower under any of the Loan Documents, or (c) any use of Loan proceeds by Borrower in violation of the terms and conditions of this Agreement or the other Loan Documents. The obligation of Borrower under this Section shall survive the payment in full of Borrower’s obligations under this Agreement and the termination of this Agreement.

[SIGNATURE PAGES TO FOLLOW]

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IN WITNESS WHEREOF, the parties have set their signatures to this Agreement as of the Effective Date.

BORROWER:

CUMBERLAND COAL CORPORATION,
a Delaware corporation

By:
Name:	James Davidson
Title:	President

State of Ohio	)
	)	ss:
County of Cuyahoga	)

Before me, the undersigned, a Notary Public, personally appeared James Davidson, the President of Cumberland Coal Corporation, a Delaware corporation, and acknowledged execution of the foregoing instrument on behalf of Borrower this 31st day of May, 2026.

Notary Public

My Commission Expires:

Printed

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IN WITNESS WHEREOF, the parties have set their signatures to this Agreement as of the Effective Date.

LENDER:

RANGE CUMBERLAND, LLC,
an Ohio limited liability company

By:
Name:	Michael Cavanaugh
Title:	Chief Executive Officer

State of Ohio	)
	)	ss:
County of Cuyahoga	)

Before me, the undersigned, a Notary Public, personally appeared Michael Cavanaugh, the CEO of Range Cumberland, LLC, an Ohio limited liability company, and acknowledged execution of the foregoing instrument on behalf of Borrower this 31st day of May, 2026.

Notary Public

My Commission Expires:

Printed

My County of Residence is:

Cuyahoga County

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EXHIBIT A

FORM OF DRAW NOTE

Draw Note

$4,000,000.00	Effective Date: May 31, 2026
Maturity Date: May 31, 2031

1. PROMISE TO PAY. On or before May 31, 2031 (the “Maturity Date”), the undersigned, Cumberland Coal Corporation, a Delaware corporation (“Borrower”) for value received, hereby promises to pay to the order of Range Cumberland, LLC, an Ohio limited liability company (together with its successors and assigns, the “Lender”) the sum of FOUR MILLION AND 00/XX DOLLARS ($4,000,000), (the “Loan”), plus interest as provided herein, less such amounts as shall have been repaid in accordance with this Note. The outstanding balance of this Note shall appear on a supplemental record of Lender and is not necessarily the face amount of this Note, which record shall evidence the balance due pursuant to this Note at any time.

2. NOTE TERMS, RATE AND PAYMENT DATES.

This Note, and any request by Borrower from time to time for an Advance of a specified principal amount hereunder, shall be subject to the terms and conditions of the Loan Agreement dated as of the Effective Date, by and between Borrower and Lender, as the same has been or may be amended from time to time (the “Loan Agreement”). Capitalized terms used herein which are not otherwise defined in this Note shall have the meaning set forth for them in the Loan Agreement.

Lender, in its reasonable discretion, may loan hereunder to Borrower such amounts as may from time to time be requested by Borrower provided that (a) the aggregate outstanding principal amount borrowed hereunder shall not at any time exceed the aggregate principal amount of the Loan, (b) no Event of Default, shall exist or be caused thereby, and (c) amounts advanced and repaid may not be reborrowed hereunder. The entire principal balance, together with all accrued and unpaid interest and any other charges, advances and fees, if any, outstanding hereunder, shall be due and payable in full on the earlier of the Maturity Date or upon acceleration of the Note.

The principal sum outstanding shall bear interest at a fixed rate per annum equal to ten percent (10%) (the “Interest Rate”). Interest shall be calculated based on a 360-day year and charged for the actual number of days elapsed. Interest shall be payable on the 1st day of each calendar quarter beginning on June 1, 2026 (each an “Interest Payment Date”); provided that the entire principal balance, together with all accrued and unpaid interest and any other charges, advances and fees, if any, outstanding hereunder shall be due and payable in full on the earlier of the Maturity Date or upon acceleration of the Note.

Notwithstanding the foregoing, upon written notice Borrower delivered to Lender not less than ten (10) days prior to any applicable Interest Payment Date, Lender may, in its sole discretion, elect that all or any portion of accrued and unpaid interest on the outstanding principal balance of this Note shall not be payable on the applicable Interest Payment Date, and shall be capitalized and added to the outstanding principal balance of this Note (each a “PIK Election”). Any interest subject to a PIK Election shall thereafter constitute principal for all purposes of this Note and the other Loan Documents and shall thereafter bear interest at the Interest Rate. Each PIK Election may be made by Lender in writing (including by electronic mail) on or prior to the applicable Interest Payment Date. For the avoidance of doubt, absent such PIK Election, interest shall be payable in accordance with this Note. Following any capitalization of interest pursuant to a PIK Election, the outstanding principal balance of this Note shall be deemed increased by the amount of such capitalized interest, and all subsequent interest calculations hereunder shall be based on such increased principal balance.

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Notwithstanding any provision to the contrary in this Note, in no event shall the interest rate and other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Lender has received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Loan, other than interest, in the inverse order of maturity, and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there are no amounts outstanding under the Note, Lender shall refund to Borrower such excess.

3. SECURITY. To secure repayment of this Note and all other Obligations together with all modifications, extensions and renewals thereof, Borrower hereby grants Lender a continuing security interest in all right, title and interest of Borrower in and to the property identified in the Security Agreement, whether now owned or hereafter acquired (collectively, the “Collateral”).

4. USE OF PROCEEDS. Borrower certifies that the proceeds of this loan are to be used only for business purposes and for the purpose of closing this Loan, paying Lender’s costs and expenses, and other professional fees.

5. Reserved.

6. REPRESENTATIONS AND WARRANTIES. Borrower hereby warrants and represents to Lender that the representations and warranties contained in the Loan Agreement are true and accurate as of the date hereof, including but not limited to the representation that Borrower has obtained the consent of all of its members to the confession of judgment and cognovit provisions contained herein.

7. DEFINITIONS. Unless otherwise defined herein, certain capitalized terms have the meanings set forth in the Loan Agreement between Lender and Borrower of even date or in the other Loan Documents (as defined in the Loan Agreement). All financial terms used herein but not defined herein or in the Loan Agreement or in any other Loan Document have the meanings given to them by generally accepted accounting principles. All other undefined terms have the meanings given to them in the Uniform Commercial Code as adopted in the state whose laws govern this instrument.

8. COVENANTS. Borrower agrees that from the date of execution of this Note until the Obligations have been fully paid it will comply with all of the covenants set forth in the Loan Agreement.

9. EVENTS OF DEFAULT. Upon the occurrence of an Event of Default under the Loan Agreement, Lender may, at its option, without any demand or notice whatsoever other than as set forth herein, cease making advances and declare this Note and all Obligations to be fully due and payable in their aggregate amount, together with accrued interest and all prepayment premiums, fees, and charges applicable thereto.

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10. REMEDIES. After the occurrence of an Event of Default, in addition to any other remedy permitted by law, including, but not limited to those remedies provided to secured parties under the Uniform Commercial Code, Lender may at any time, without notice, apply the Collateral to this Note or such other Obligations, whether due or not, and Lender may, at its option, proceed to enforce and protect its rights by an action at law or in equity or by any other appropriate proceedings; provided that this Note and the Obligations shall be accelerated automatically and immediately if the Event of Default is a filing under the Bankruptcy Code. In addition, Lender may use, in connection with any assembly or disposition of the Collateral, any trademark, trade name, tradestyle, copyright, patent right, trade secret or technical process used or utilized by Borrower. Lender may take such measures as Lender may deem necessary or advisable to preserve, collect, process, develop, maintain, protect, care for or insure the Collateral or any portion thereof; and Borrower irrevocably appoints Lender as Borrower’s attorney-in-fact to do all acts and things in connection therewith and in particular, to endorse checks and other instruments payable to Borrower. Borrower shall pay all costs of collection incurred by Lender, including its Attorneys’ Fees, if this Note is referred to an attorney for collection, whether or not payment is obtained before entry of judgment.

Lender’s rights and remedies hereunder are cumulative, and may be exercised together, separately, and in any order. No delay on the part of Lender in the exercise of any such right or remedy shall operate as a waiver. No single or partial exercise by Lender of any right or remedy shall preclude any other further exercise of it or the exercise of any other right or remedy. No waiver or indulgence by Lender of any Event of Default shall be effective unless in writing and signed by Lender, nor shall a waiver on one occasion be construed as a waiver of any other occurrence in the future.

11. LATE FEE; DEFAULT RATE; FEES. If any payment is not paid when due (whether by acceleration or otherwise) or within 10 days thereafter, undersigned agrees to pay to Lender a late fee equal to FIVE PERCENT (5%) of the amount overdue (the “Late Fee”). After an Event of Default, Borrower agrees this Note shall accrue interest from the occurrence of such Event of Default equal to the Interest Rate plus three percent (3%) per annum (the “Default Rate”). Lender may impose a non-sufficient funds fee for any check that is presented for payment that is returned for any reason of up to Fifty xx/100 Dollars ($50). In addition, Lender may charge loan documentation fees as may be reasonably determined by Lender.

12. PREPAYMENT. Borrower may, at its option, prepay the Loan in whole or in part at any time and from time to time without premium or penalty, subject to the provisions of this section. All prepayments shall be applied first to any accrued and unpaid fees, costs, and expenses owing to Lender, second to accrued and unpaid interest, and then to outstanding principal. No prepayment shall affect Borrower’s obligation to continue to perform all covenants and obligations under the Loan Documents, and no prepayment shall be deemed a waiver of any rights or remedies of Lender with respect to any existing or future Event of Default. All partial prepayments shall be applied in such order and manner as Lender may reasonably determine, consistent with the terms of this Agreement.

13. ENTIRE AGREEMENT. Borrower agrees that there are no conditions or understandings which are not expressed in this Note and the Loan Documents referred to herein.

14. SEVERABILITY AND INTERPRETATION. The declaration of invalidity of any provision of this Note shall not affect any part of the remainder of the provisions. Unless the context otherwise indicates, the singular includes the plural and vice versa, the masculine includes the feminine and neuter, and the pronouns “herein” and the like refer to this entire Note.

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15. ASSIGNMENT. Borrower agrees not to assign any of Borrower’s rights, remedies or obligations described in this Note without the prior written consent of Lender, which consent may be withheld in Lender’s sole discretion. Borrower agrees that Lender may assign some or all of its rights and remedies described in this Note without notice to, or prior consent from, Borrower.

16. MODIFICATION; WAIVER OF LENDER. The modification or waiver of any of Borrower’s obligations or Lender’s rights under this Note must be contained in a writing signed by Lender. Lender may perform Borrower’s obligations, or delay or fail to exercise any of its rights or remedies, without causing a waiver of those obligations or rights. A waiver on one occasion shall not constitute a waiver on another occasion. Borrower’s obligations under this Note shall not be affected if Lender amends, compromises, exchanges, fails to exercise, impairs or releases (i) any of the obligations belonging to any other person or entity (ii) any of its rights against any other person or entity, or (iii) the Collateral or any other property securing the Obligations.

17. WAIVER OF BORROWER. Demand, presentment, protest and notice of dishonor, notice of protest and notice of default are hereby waived by Borrower. Borrower hereby waives relief under valuation and appraisement laws and all suretyship defenses including but not limited to all defenses based upon impairment of Collateral and all suretyship defenses described in Section 3-605 of the Uniform Commercial Code. Such waiver is entered to the full extent permitted by Section 3-605 (i) of the UCC.

18. NOTICES. Any notices under or pursuant to this Note shall be given in accordance with the Loan Agreement.

19. TIME IS OF THE ESSENCE. Time is of the essence in carrying out all of the provisions in this Note.

20. GOVERNING LAW; CONSENT TO JURISDICTION. This Note is delivered in, is intended to be performed in, will be construed and enforceable in accordance with and governed by the internal laws of, the State of Ohio, without regard to principles of conflicts of law. Borrower agrees that the state and federal courts in the County where Lender is located or any other court in which Lender initiates proceedings shall have exclusive jurisdiction over all matters arising out of this Note, and that service of process in any such proceeding shall be effective if mailed to Borrower at the address set forth herein.

21. JURY WAIVER. BORROWER AND ANY ENDORSER OR GUARANTOR HEREOF WAIVE THE RIGHT TO A TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

22. WARRANT OF ATTORNEY. Borrower authorizes any attorney of record to appear for it/them in any court of record, after maturity of this Note, whether by its terms or upon default, acceleration or otherwise, to waive the issuance and service of process, and release all errors, and to confess judgment against it/them in favor of Lender for the principal sum due herein together with interest, charges, court costs and attorneys’ fees. Stay of execution and all exemptions are hereby waived. If this Note or any Obligation is referred to an attorney for collection, and the payment is obtained without the entry of a judgment, the obligors shall pay to the holder of such obligations its attorneys’ fees. EACH OF BORROWER, ENDORSER OR ANY GUARANTOR AGREES THAT AN ATTORNEY WHO IS COUNSEL TO LENDER OR ANY OTHER HOLDER OF SUCH OBLIGATION MAY ALSO ACT AS ATTORNEY OF RECORD FOR BORROWER WHEN TAKING THE ACTIONS DESCRIBED ABOVE IN THIS PARAGRAPH. BORROWER AGREES THAT ANY ATTORNEY TAKING SUCH ACTIONS MAY BE PAID FOR THOSE SERVICES BY LENDER OR HOLDER OF SUCH OBLIGATION. BORROWER, JOINTLY AND SEVERALLY IF MORE THAN ONE BORROWER, WAIVES ANY CONFLICT OF INTEREST THAT MAY BE CREATED BECAUSE THE ATTORNEY REPRESENTING BORROWER IS BEING PAID BY LENDER OR THE HOLDER OF SUCH OBLIGATION.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have set their signatures to this Agreement as of the Effective Date.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

BORROWER:

CUMBERLAND COAL CORPORATION,
a Delaware corporation

By:	NOT FOR SIGNATURE; EXHIBIT PURPOSES ONLY
Name:	James Davidson
Title:	President

State of Ohio	)
	)	ss:
County of Cuyahoga	)

Before me, the undersigned, a Notary Public, personally appeared James Davidson, the President of Cumberland Coal Corporation, a Delaware corporation, and acknowledged execution of the foregoing instrument on behalf of Borrower this 31st day of May, 2026.

Notary Public

My Commission Expires:

Printed

21

EXHIBIT B

FORM OF SECURITY AGREEMENT

SECURITY AGREEMENT

This Security Agreement (this “Agreement”), is made as of May 31, 2026 (“Effective Date”), by and between Cumberland Coal Corporation, a Delaware corporation (“Grantor”), and Range Cumberland, LLC, an Ohio limited liability company (the “Secured Party”). In consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor and Secured Party agree as follows:

1. Background.

1.1 Recitals.

(a) On the date hereof, the Grantor has entered into that certain Loan Agreement (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), with the Secured Party, pursuant to which the Secured Party, subject to the terms and conditions contained therein, is to make a Loan (as defined in the Loan Agreement) to the Grantor, which Loan is evidenced by that certain Draw Note, dated of even date herewith, by Grantor in favor of Secured Party (the “Note”).

(b) Under the terms of this Agreement, the Grantor desires to grant to the Secured Party a security interest in the Collateral, as defined herein, to secure any and all Obligations (as defined in Section 4).

2. Definitions. All capitalized terms used herein without definitions shall have the respective meanings set forth in the Uniform Commercial Code as in effect from time to time in the State of Ohio (the “UCC”). However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

3. Grant of Security Interest.

3.1. For value received, the Grantor hereby grants to the Secured Party, to secure the payment and performance in full of the Obligations, a continuing security interest in all of the Grantor’s right, title and interest in and to all personal property and Fixtures of every kind and nature, whether now owned or hereafter acquired, wherever located, including, without limitation (all of the foregoing, collectively, the “Collateral”):

(a) all Goods (including Inventory, Equipment, Fixtures, and any Accessions thereto);

(b) all Accounts (including Health-Care-Insurance Receivables and Controllable Accounts);

(c) all Chattel Paper (whether Tangible Chattel Paper or Electronic Chattel Paper);

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(d) all Instruments;

(e) all Documents;

(f) all General Intangibles (including Payment Intangibles, Controllable Payment Intangibles and Controllable Electronic Records);

(g) all Investment Property;

(h) all Deposit Accounts;

(i) all Money and Electronic Money;

(j) all Letter-of-Credit Rights;

(k) all Commercial Tort Claims provided in writing to Secured Party, supplemented as applicable from time to time;

(l) all Supporting Obligations; and

(m) all Proceeds and products of the foregoing, together with all books and records relating thereto.

For the avoidance of doubt, the term “Collateral” includes all of Grantor’s right, title and interest, whether now owned or hereafter acquired, in and to (a) the coal preparation plant commonly known as the “Pardee Preparation Plant” (the “Plant”), as described in that certain Coal Mining Lease dated July 1, 2025 by and between ACIN LLC, as lessor, and Grantor, as lessee (the “ACIN Lease”), including, without limitation, all structures, foundations, machinery, equipment, conveyors, weigh systems, electrical infrastructure, components, appurtenances and related improvements comprising such Plant, and (b) all equipment, machinery, processing facilities, preparation plants (if any), structures, improvements, fixtures (to the extent constituting personal property), and other personal property installed, constructed or located on the Leased Premises (as defined in that certain Coal Lease dated August 22, 2025 by and between Penn Virginia Operating Co., LLC, as lessor, and Grantor, as lessee (the “Penn Virginia Lease”)), including, without limitation, all coal handling, processing, conveying, loading, weighing and related infrastructure, in each case together with all replacements, additions, accessions and Proceeds thereof.

3.2. If the Grantor shall at any time hold or acquire a commercial tort claim, the Grantor shall immediately notify the Secured Party in writing of the details thereof and grant to the Secured Party in such writing, in form and substance satisfactory to the Secured Party, a security interest therein and in the proceeds thereof.

4. Obligations. This Agreement secures the prompt and full performance and payment of all of the indebtedness, obligations, liabilities, and undertakings of the Grantor to the Secured Party, of any kind or description, individually or collectively, whether direct or indirect, joint or several, absolute or contingent, due or to become due, voluntary or involuntary, now existing or hereafter arising (including, all interest, fees (including attorneys’ fees), costs, and expenses that the Grantor is hereby or otherwise required to pay and perform pursuant to the Note, Loan Agreement, this Agreement, or any other Loan Document (as defined in the Loan Agreement), by law or otherwise accruing before and after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Grantor, whether or not a claim for post-petition interest, fees or expenses is allowed in such proceeding), irrespective of whether for the payment of money, under or in respect of the Note, Loan Agreement, this Agreement, or any other Loan Document, including instruments or agreements executed and delivered pursuant thereto or in connection therewith (the “Obligations”).

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5. Changes in Location of Collateral. The Grantor hereby agrees to notify the Secured Party, in writing or via electronic communication, within ten (10) days, upon any change in the location of any Collateral and provide the Secured Party with the new location of such Collateral.

6. Changes in Grantor. The Grantor hereby agrees to notify the Secured Party, in writing or via electronic communication, at least ten (10) days before any of the following actions: (a) change in the location of the Grantor’s place of business; (b) change in the Grantor’s name; (c) change in the Grantor’s type of organization; (d) change in the Grantor’s jurisdiction of organization; and (e) change in the Grantor’s corporate structure.

7. Transfer of Collateral. The Grantor shall not sell, offer to sell, assign, lease, license, or otherwise transfer, or grant, create, permit, or suffer to exist any option, security interest, lien, or other encumbrance in, any part of the Collateral (except for sales or leases of inventory or licenses of general intangibles in the ordinary course of business), without prior written approval from the Secured Party.

8. Grantor Representations and Warranties. The Grantor hereby represents, warrants, and covenants that: (a) the Grantor owns or has good and marketable title to the Collateral and no other person or organization can make any claim of ownership of any kind on the Collateral; (b) the Grantor has the full power, authority and legal right to grant the security interest in the Collateral; (c) the Collateral is free from any and all claims, encumbrances, rights of setoff or any other security interest or lien of any kind except for the security interest in favor of the Secured Party created by this Agreement and (d) this Agreement creates in favor of the Secured Party a valid security interest in the Collateral, securing payment of the Obligations, and such security interest is first priority. The Grantor will defend the Collateral against all claims and demands made by all persons claiming either the Collateral or any interest in it.

9. Grantor Covenants and Insurance. The Grantor hereby grants to the Secured Party the right to enter the Grantor’s property to inspect the Collateral at any reasonable time. The Grantor agrees to: (a) maintain the Collateral in good order, repair, and condition at all times; (b) timely pay all taxes, judgments, levies, fees, or charges of any kind levied or assessed on the Collateral; (c) timely pay all rent or mortgage payments of any kind as applicable to any real property upon which any part of the Collateral is located; and (d) have and maintain at all times a hazard insurance policy on the Collateral underwritten by an insurance company, and in an amount, approved by the Secured Party, but in no way shall the amount of insurance be less than the replacement cost of the Collateral. The insurance procured in this Section shall contain a standard Lender’s Loss Payable Clause in favor of the Secured Party, and provide that the Secured Party will receive at least ten (10) days’ notice of any cancellation of the policy. The Grantor hereby assigns to the Secured Party all rights to any proceeds of any insurance procured under this Section, and authorizes the Secured Party to receive such payments and execute any and all documents required to receive such payments. If the Grantor fails to provide for the insurance as set out in this Section, the Secured Party, in addition to any remedies as set out in Section 11 of this Agreement, may procure the requisite insurance on the Collateral on its own behalf and charge the Grantor with any and all costs of such procurement.

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10. Perfection of Security Interest. The Grantor agrees that at any time and from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Secured Party may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral. The Grantor hereby authorizes the Secured Party to file or record any document necessary to perfect, continue, amend, or terminate its security interest in the Collateral, including, but not limited to, any financing statements, including amendments, authorized to be filed under the UCC, including the filing of a financing statement describing the Collateral as all assets now owned or hereafter acquired by the Grantor, or words of similar effect. The Grantor also hereby ratifies any previously filed documents or recordings regarding the Collateral, including but not limited to, any and all previously filed financing statements.

11. Remedies. If an Event of Default (as defined in the Loan Agreement) shall have occurred and be continuing, the Secured Party may do any or all of the following: (a) declare all Obligations immediately due and payable; (b) enter upon the Grantor’s premises where any Collateral is located and take possession of the Collateral without demand or legal process, to the extent permitted by applicable law; (c) require the Grantor to assemble and make available the Collateral at a place reasonably designated by the Secured Party; (d) sell, lease, license or otherwise dispose of the Collateral, at public or private sale, in accordance with applicable law; (e) collect, receive, appropriate and realize upon any Collateral, and settle, compromise or adjust any claims constituting or relating to the Collateral; (f) enforce payment of the Obligations and exercise any and all rights and remedies available to the Secured Party under this Agreement, the Loan Agreement, any other Loan Document, or applicable law, including, without limitation, those rights and remedies available under Article 9 of the UCC; and (g) recover from the Grantor all reasonable costs and expenses incurred by the Secured Party in exercising its rights and remedies hereunder, including reasonable attorneys’ fees and expenses, all of which shall constitute Obligations secured hereby.

12. Secured Party Rights. Any and all rights of the Secured Party provided by this Agreement are in addition to any and all rights available to the Secured Party by law, and shall be cumulative and may be exercised simultaneously. No delay, omission, or failure on the part of the Secured Party to exercise or enforce any of its rights or remedies, either granted under this Agreement or by law, shall constitute an estoppel or waiver of such right or remedy or any other right or remedy. Any and all rights of the Secured Party provided by this Agreement shall inure to the benefit of its successors and assigns.

13. Severability of Modification. If any of the provisions in this Agreement is determined to be invalid, illegal, or unenforceable, such determination shall not affect the validity, legality, or enforceability of the other provisions in this Agreement. No waiver, modification or amendment of, or any other change to, this Agreement will be effective unless done so in a separate writing signed by the Secured Party.

14. Notices. Any notice or other communication required or permitted to be given under this Agreement shall be given and shall become effective in accordance with the Loan Agreement.

15. Entire Agreement. This Agreement (including all documents referred to herein) represents the entire agreement between the Grantor and the Secured Party and supersedes all previous understandings and agreements between the Grantor and the Secured Party, whether oral or written, regarding the subject matter hereof.

16. Jurisdiction. This Agreement will be interpreted and construed according to the laws of the State of Ohio, including, but not limited to, the UCC, without regard to choice-of-law rules in any jurisdiction.

17. Conflicts with Loan Agreement. In the event of any conflict between the terms of this Agreement and the Loan Agreement, the terms of the Loan Agreement shall control, except with respect to the grant, perfection, and enforcement of the security interest in the Collateral, as to which this Agreement shall control.

[SIGNATURE PAGES TO FOLLOW]

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IN WITNESS WHEREOF, the parties have set their signatures to this Agreement as of the Effective Date.

GRANTOR:

CUMBERLAND COAL CORPORATION,
a Delaware corporation

By:	NOT FOR SIGNATURE; EXHIBIT PURPOSES ONLY
Name:	James Davidson
Title:	President

State of Ohio	)
	)	ss:
County of Cuyahoga	)

Before me, the undersigned, a Notary Public, personally appeared James Davidson, the President of Cumberland Coal Corporation, a Delaware corporation, and acknowledged execution of the foregoing instrument on behalf of Borrower this 31st day of May, 2026.

Notary Public

My Commission Expires:

Printed

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IN WITNESS WHEREOF, the parties have set their signatures to this Agreement as of the Effective Date.

SECURED PARTY:

Range Cumberland, LLC,
an Ohio limited liability company

By:	NOT FOR SIGNATURE; EXHIBIT PURPOSES ONLY
Name:	Michael Cavanaugh
Title:	Chief Executive Officer

State of Ohio	)
	)	ss:
County of Cuyahoga	)

Before me, the undersigned, a Notary Public, personally appeared Michael Cavanaugh, the CEO of Range Cumberland, LLC, an Ohio limited liability company, and acknowledged execution of the foregoing instrument on behalf of Borrower this 31st day of May, 2026.

Notary Public
My Commission Expires:

Printed

My County of Residence is:

Cuyahoga County

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EXHIBIT C

FORM OF DRAW REQUEST

Date:	[Date]

To:	Range Cumberland, LLC
200 Park Avenue, Suite 400
Orange Village, Ohio 44122
Attn: Michael Cavanaugh, CEO
Email : mrc@rangeimpact.com

Re: Draw Request under Loan Agreement dated as of [May 31], 2026 (the “Loan Agreement”), between Cumberland Coal Corporation (“Borrower”) and Range Cumberland, LLC (“Lender”)

Pursuant to the Loan Agreement, the undersigned hereby requests an advance (an “Advance”) as follows:

1. Requested Advance.

Amount:	$[__]
Funding Date:	[Date]

2. Funding Instructions.

Bank Name:	[__]
Routing Number:	[__]
Account Name:	[__]
Account Number:	[__]

3. Certifications. As a condition to the Requested Advance, the undersigned hereby certifies on behalf of Borrower that:

(a) The representations and warranties contained in the Loan Agreement and the other Loan Documents are true and correct as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

(b) No Event of Default has occurred and is continuing, and no Event of Default would result from the Advance.

(c) After giving effect to the Advance, the aggregate outstanding principal balance of the Loan will not exceed $4,000,000.00.

4. Acknowledgement. Borrower acknowledges that the acceptance of the proceeds of the Requested Advance shall constitute a reaffirmation of the representations and warranties set forth in the Loan Agreement in accordance with Section 3.3 thereof.

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IN WITNESS WHEREOF, the undersigned has set their signatures to this Draw Request as of the date first written above.

BORROWER:

Cumberland Coal Corporation

By:
Name:
Title:

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